EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sky Power Solutions Corp. (the “Company”) on Form 10-Q for the nine months ended April 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liudmilla Voinarovska , Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Liudmilla Voinarovska
Liudmilla Voinarovska
Chief Executive Officer and
June 12, 2013	Principal Financial Officer